Exhibit 99.1

Chairman’s Letter

To my fellow shareholders:

Thank you for your patience in waiting for our annual shareholders meeting and the publication of this 2016 annual report. The STR Board of Directors, along with senior management, had quite a lot to sort out during the past several months, including key strategies for the future of the Company. In any event, I am pleased to report that we have made some important decisions and recently embarked on an exciting new growth initiative for STR, alongside our ongoing efforts to reduce operating losses and make the best possible use of the Company’s assets.

Earlier in 2017, we were fortunate to have two new directors appointed to our board of directors, Charles Zha, and Dr. Daniel Yu, replacing outgoing directors. Mr. Zha and Dr. Yu are independent directors appointed to the board by our majority shareholder pursuant to our 2014 Stock Purchase Agreement. Mr. Zha brings extensive technical and project management perspective, while Dr. Yu brings expertise in the fields of law and Sino-American corporate relations.

Looking back to 2016, our focus had been to reduce our cash burn while supporting our balance sheet. Our strategic objectives were to stabilize our existing platform and prepare to deploy capital into a more profitable business line.

STR Solar Suzhou, Co., Ltd, (“STR China”) had presented very serious challenges in 2016, as we had difficulty securing payment from nearly all of our domestic customers, more than one of which we have had to sue in order to get paid. We also made a conscious decision to forego some available sales in China because the associated pricing, coupled with the collection risk, was simply not attractive to us.

In October of 2016, a fire destroyed one of our two China-based production lines. While we were very fortunate that there were no injuries to any of our employees or the first responders, the fire did cause substantial damage to our building and some of our ancillary equipment in addition to the production line.

STR China management made fast work of coordinating the restoration of our leased facility following the fire, as well as the timely submittal and negotiation of insurance claims to maximize benefits under our property and casualty and business interruption policies.

We also credit management at STR China with an excellent effort to improve collections and limit new sales to only creditworthy customers, though in the final analysis, including the effects of the aforementioned fire, we were not able to deem the business sustainable and made the decision to wind down manufacturing operations in China in the first half of 2017. We have accomplished this goal essentially on-schedule.

A review of our production in China revealed that roughly half of sales volume was being exported to our customers in India. Categorically, our customer base in India pays generally to terms and supports more stable pricing compared to China. Our Indian customer base also seems to value our product performance and our experience such that we are able to earn a modest premium to market.

In light of the above factors, we decided to serve the Indian market with domestic production in the State of Gujarat via a tolling partner, to whom we provided and expect to continue to provide under our agreement, technology, training, and working capital in the form of raw materials. We recently sold our undamaged production line from China to this tolling partner and have completed installation and debugging. We expect to begin manufacturing STR-formulated encapsulant products in India during 4Q17, primarily for domestic distribution in cooperation with our tolling partner. Our customers in India will thereafter be able to buy exactly the same product they had been buying from us, made on the same production line formerly producing it in China.

We believe that our capital-lite approach to the Indian market is warranted given our history of success in the country, our existing business relationships and the aggressive targets for growth in the Indian PV market. We also believe that Prime Minister Narendra Modi’s “Make in India” campaign, which specifically includes renewable energy as one of the 25 sectors for growth identified under the program, encourages domestic production of photovoltaic modules, thereby leading to increased opportunities for sales of our products. Furthermore, India’s Ministry of New and Renewable Energy (“MNRE”) has reported that it expects between 15 and 17 gigawatts (GW) of annual domestic module installations in order to reach the Indian government’s ambitious goal of 100 GW of installed solar capacity by the close of 2022.

Overall, the changes we made allowed us, despite a reduction from 2015 sales of about $30 million to roughly $20 million in 2016, to hold our EBITDA loss constant (net of bad debt), reduce our SG&A expense by more than $3 million, and increase our cash position by almost $8 million by year-end 2016.

On the other side of the ledger, the pending sale of our property in Malaysia fell through when the port authority withheld consent based on the buyer’s refusal to agree to the minimum monthly container shipment requirement typical of other properties located in the Port of Tanjung Pelepas. We plan to re-launch the sale process for our building and land use rights in Malaysia during 4Q17.

Since our transaction with Zhenfa Energy Group Co., Ltd. (“Zhenfa”) in late 2014, and in parallel with our efforts to stabilize our existing platform, we have conducted deep evaluations of multiple opportunities for business expansion, both within the solar vertical and the wider plastics processing industry. We are very pleased to report that in September 2017, our board of directors approved a significant investment in our Spanish entity, STR España, S.A. (“STRE”), to enter the large and growing high-end food packaging business.

This exciting investment opportunity includes the purchase of new, state-of-the-art plastics processing equipment and related building improvements along with the addition of experienced staff to pursue sales of our new product line. We expect to begin generating revenue from the new equipment in the first half of 2019, and to achieve initial profitability with sales on and around the Iberian Peninsula. We further believe that ample opportunity for future profitable expansion exists not only locally but throughout Europe and the globe as well.

STR expects to be able to apply certain conditional insurance proceeds, available only if we invest in new plastics manufacturing equipment, and local incentives to the project, thereby lowering our expected effective net investment from approximately $5.0 million to approximately $2.0 million. We believe that with these advantages, we can achieve a very attractive internal rate of return, with the potential of receiving a payback of our investment in as little as 20 months from commencement of commercial operations. STR has also applied for loans of up to $2.4 million from the regional government of Asturias (Spain) to further support the project.

This investment, which leverages STR’s more than 70 years of expertise in the plastics business, will diversify our activities without compromising our existing solar encapsulant business, to which we remain firmly committed.

To summarize, we have continued to make changes to optimize our encapsulant business, reduce our operating losses, wind down or sell underperforming locations, take advantage of growing markets where we see opportunities for profitable expansion, and maximize our cash position. We have also committed to our first investment outside of the solar industry in many years in order to leverage our core competencies, add engines of growth and profitability and diversify our activities. We expect to continue to explore additional opportunities to harness synergies with Zhenfa, where their experience and expertise might benefit all of the shareholders of STR.

Once again, thank you for your trust and confidence in STR.

Sincerely,

Robert S. Yorgensen

Chairman, President and Chief Executive Officer

STR Holdings, Inc.

October 25, 2017

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include words such as “anticipate,” “believe,” “expect,” “intend,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing, investment, financing or anticipated success of its proposed new investment in Spain. The food packaging business is highly competitive, and we cannot assure that we will be successful in this new endeavor. In particular, we cannot assure that we will be able to successfully complete our investment in this new business on a timely basis or within budget, if at all, or that we will be able to achieve our anticipated revenue, earnings or payback from this new investment. Nor can we assure that we will be able to timely collect the full amount of the insurance proceeds that we anticipate to support this project, or that we will be able to obtain the loan we have applied for from the regional government on favorable terms if at all. These forward-looking statements are also subject to risks and uncertainties generally applicable to our business, including the factors disclosed by us from time to time in our filings with the SEC, including those described under the caption “Risk Factors” in the our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Except as required by law, we disclaim any obligation to publicly update any of our forward-looking statements.